UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2021

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Notes Offering

On September 29, 2021 (the “Closing Date”), Catalent Pharma Solutions, Inc. (the “Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), completed its previously announced private offering of $650 million aggregate principal amount of its 3.500% Senior Notes due 2030 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by all of the wholly owned U.S. subsidiaries of the Operating Company that guarantee its senior secured credit facilities. The Notes were issued pursuant to an indenture, dated as of September 29, 2021 (the “Indenture”), by and among the Operating Company, the subsidiary guarantors named therein (the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Notes and the related guarantees were offered in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons reasonably believed to be non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on April 1, 2030. Interest on the Notes accrues at the rate of 3.500% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2022.

The Operating Company intends to use the proceeds from the sale of the Notes to finance a portion of the purchase price for the previously announced acquisition of Bettera Holdings, LLC and to pay related fees, costs, and expenses, with any remaining proceeds from the offering to be used for general corporate purposes.

The Notes are unsecured senior obligations of the Operating Company and will rank equally in right of payment with all of its existing and future unsubordinated indebtedness, rank senior in right of payment to any of its future indebtedness that expressly provides for its subordination to the Notes, be structurally subordinated to all of the existing and future indebtedness and other liabilities of its subsidiaries that are not guarantors of the Notes, and be effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the Operating Company’s senior secured credit facilities). The guarantees will be unsecured senior obligations of the Guarantors and will rank equally in right of payment with all of the Guarantors’ existing and future unsubordinated indebtedness, senior in right of payment to any future indebtedness of the Guarantors that expressly provides for its subordination to the guarantees, and be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness (including the Guarantors’ guarantees of the Operating Company’s obligations under its senior secured credit facilities). The Notes are not guaranteed by either PTS Intermediate Holdings LLC (“Holdings”) or the Company, the direct and indirect parent companies of the Operating Company. The Notes and the guarantees rank equally to the Operating Company’s existing 5.00% Senior Notes due 2027, 2.375% Senior Notes due 2028, 3.125% Senior Notes due 2029, and related guarantees.

The Operating Company may redeem some or all of the Notes prior to April 1, 2025 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the “Applicable Premium” (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Operating Company may redeem some or all of the Notes on or after April 1, 2025 at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time prior to April 1, 2025, the Operating Company may redeem up to 40% of the aggregate principal amount of the Notes with funds in an aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 103.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), the Operating Company must make an offer to repurchase all of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains covenants that, among other things, limit the ability of the Operating Company and its restricted subsidiaries to (i) incur or guarantee more debt or issue certain preferred shares, (ii) pay dividends on, repurchase, or make distributions in respect of their capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) create liens, (vi) consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets, (vii) enter into certain transactions with their affiliates, and (viii) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the Indenture.

The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Operating Company or certain of its subsidiaries. Upon an event of default, either the holders of at least 30% in principal amount of the then-outstanding Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.

Credit Agreement Amendment

On the Closing Date, the Operating Company entered into Amendment No. 6 to Amended and Restated Credit Agreement (“Amendment No. 6”) by and among the Operating Company, Holdings, the subsidiaries of Operating Company party thereto (together with Holdings, the “Loan Guarantors”), JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which Amendment No. 6 amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, among the Operating Company, Holdings, the other Loan Guarantors party thereto, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, and swing line lender, and the lenders and other parties thereto (as amended by Amendment No. 1 dated as of December 1, 2014, Amendment No. 2 dated as of December 9, 2016, Amendment No. 3 dated as of October 18, 2017, Amendment No. 4 dated as of May 17, 2019, Amendment No. 5 dated as of February 22, 2021, and Amendment No. 6, the “Credit Agreement”). Pursuant to Amendment No. 6, the Operating Company incurred an additional $450 million aggregate principal amount of incremental term loans (the “Incremental Term Loans”) under its term loan facility (the “Dollar Term B-3 Facility”). The Incremental Term Loans are on the same terms as the existing term loans under the Dollar Term B-3 Facility, and the Incremental Term Loans and the existing term loans under the Dollar Term B-3 Facility are treated as a single fungible class of term loans. The Incremental Term Loans are guaranteed by Holdings and all material wholly owned domestic subsidiaries of the Operating Company, and the Operating Company and the Loan Guarantors have pledged substantially all of their assets as collateral for loans and other credit extensions under the Credit Agreement, including the Incremental Term Loans.

The foregoing description of Amendment No. 6 and the related Incremental Term Loans does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 6, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated September 29, 2021, by and among Catalent Pharma Solutions, Inc., the subsidiary guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of 3.500% Senior Notes due 2030 (included as part of Exhibit 4.1 above).

10.1	Amendment No. 6 to Amended and Restated Credit Agreement, dated as of September 29, 2021, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended), by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JP Morgan Chase Bank, N.A., as the successor administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman
Senior Vice President, General Counsel and Secretary

Date: September 29, 2021